Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS INCLUDING
NET INVESTMENT INCOME OF $0.42 PER SHARE; FOURTH QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., November 8, 2018 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), formerly known as TCP Capital Corp., a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2018 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2018 was $24.5 million, or $0.42 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2018 was $15.2 million, or $0.26 per share.

•	Net asset value per share at September 30, 2018 decreased to $14.51 from $14.61 at June 30, 2018.

•	Total acquisitions during the quarter ended September 30, 2018 were $163.7 million and total dispositions were $211.5 million.

•
On August 1, 2018 Tennenbaum Capital Partners, LLC, our investment adviser (the "Advisor"), closed its previously announced transaction with BlackRock, Inc. ("BlackRock"), pursuant to which the Advisor merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC, an indirect wholly-owned subsidiary of BlackRock, with the Advisor being the surviving entity.

•
As of November 7, 2018, our board of directors approved a decrease in the Company’s asset coverage requirement to 150 percent, effective on the earlier of November 7, 2019 or approval of the Company’s shareholders to whom we intend to submit the proposal in 2019.

•
In conjunction with the decreased asset coverage requirement and, subject to required approvals, including shareholder approval, the Company intends to lower its base management fee on assets (less cash and cash equivalents) in excess of one times leverage to 1.0% versus the current rate of 1.5%, lower the incentive fee rate from 20% to 17.5%, and lower the hurdle rate to 7%.

•	On November 7, 2018, Moody’s Investors Service initiated an investment grade rating of Baa3, with stable outlook.

•	On November 8, 2018, our board of directors declared a fourth quarter dividend of $0.36 per share payable on December 31, 2018 to shareholders of record as of December 17, 2018.

"We originated $164 million of new investments in the third quarter of 2018,  bringing year-to-date originations to $458 million,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. “We also covered our dividend for the 26th consecutive quarter. Our combination with BlackRock is enhancing our origination sourcing and expanding our pipeline of investment opportunities.  While we are taking a highly selective approach to investing in the current environment, we continue to find attractive opportunities and to structure transactions that work for our borrowers and also deliver attractive risk adjusted returns to our investors."

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2018, our investment portfolio consisted of debt and equity positions in 95 portfolio companies with a total fair value of approximately $1.56 billion. Debt positions represented approximately 95% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of September 30, 2018, the weighted average annual effective yield of our debt portfolio was approximately 11.7% and the weighted average annual effective yield of our total portfolio was approximately 11.3%.(1) As of September 30, 2018, approximately 92% of our debt portfolio at fair value had floating interest rates. As of September 30, 2018, part of our debt investment in one portfolio company was on non-accrual status, which represents 0.01% of our total portfolio at fair value.

During the three months ended September 30, 2018, we invested approximately $163.7 million, primarily in twelve investments, comprised of seven new and five existing portfolio companies. The investments were comprised of approximately $159.6 million in senior secured loans and $0.4 million in senior secured notes. The remaining $3.7 million represented equity investments comprised entirely of additional equity interests in a portfolio of lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $211.5 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of September 30, 2018, total assets were $1,685.2 million, net assets applicable to common shareholders were $853.0 million and net asset value per share was $14.51, as compared to $1,684.8 million, $859.2 million, and $14.61 per share, respectively, as of June 30, 2018.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2018 was approximately $49.5 million, or $0.84 per share, including $0.06 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.07 per share from recurring original issue discount and exit fee amortization and $0.06 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2018 were approximately $25.0 million, or $0.42 per share, including interest and other debt expenses of $10.1 million, or $0.17 per share and incentive compensation from net investment income of $6.1 million, or $0.10 per share. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.0% of average net assets.

Net investment income for the three months ended September 30, 2018 was approximately $24.5 million, or $0.42 per share. Net investment income is net of incentive compensation. Effective January 1, 2018, incentive compensation was converted from a partnership profit allocation and distribution to a fee. This conversion had no impact on the amount of the incentive compensation paid or services received by the Company.

Net realized gains for the three months ended September 30, 2018 were $1.1 million, or $0.02 per share, comprised primarily of a $0.8 million gain on the repayment of our loan to iGM. Net unrealized losses for the three months ended September 30, 2018 were $10.4 million, or $0.18 per share, comprised primarily of markdowns of $4.2 million, $4.0 million and $2.6 million on our investments in

Green Biologics, Real Mex and AGY, respectively, partially offset by a $3.6 million gain on our investment in 36th Street Capital Partners.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended September 30, 2018 was $15.2 million, or $0.26 per share.
__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2018, available liquidity was approximately $260.3 million, comprised of approximately $223.0 million in available capacity under our leverage program and $90.3 million in cash and cash equivalents, and approximately $53.0 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at September 30, 2018 was 4.27%.

Total debt outstanding at September 30, 2018 was as follows:

	Maturity	Rate	Carrying Value (1)	Available	Total Capacity
SVCP 2022 Facility	2022	L+2.25%	$50,000,000	$75,000,000	$125,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%	107,376,637	—	107,376,637
2022 Convertible Notes ($140 million par)	2022	4.625%	137,833,569	—	137,833,569
2022 Notes ($175 million par)	2022	4.125%	174,495,919	—	174,495,919
TCPC Funding Facility	2022	L+2.00%(2)	204,000,000	96,000,000	300,000,000
SBA Debentures	2024−2028	2.77%(3)	98,000,000	52,000,000	150,000,000
Total leverage			771,706,125	$223,000,000	$994,706,125
Unamortized issuance costs			(7,356,870)
Debt, net of unamortized issuance costs			$764,349,255

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Subject to certain funding requirements

(3)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

On November 1, 2018, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the nine months ended September 30, 2018, we repurchased 47,818 shares for a total cost of $0.7 million.

RECENT DEVELOPMENTS

Effective November 7, 2018, the Company's board of directors, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of such board of directors, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act (the “Asset Coverage Ratio Election”), and, as a result, effective on November 7, 2019 (unless we receive earlier shareholder approval), our asset coverage requirement applicable to senior securities will be reduced from 200% to 150%. The Company also plans to submit the Asset Coverage Ratio Election to the shareholders of the Company for approval at a meeting to be held in 2019. Subject to and at the time of the effectiveness of the Asset Coverage Ratio Election and subject to required approvals, including shareholder approval, the Company will reduce (i) its management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) its incentive fees on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) its cumulative total return hurdle from 8% to 7%. The Company intends to continue to operate in a manner that will maintain its investment grade rating.

On November 8, 2018, the Company’s board of directors declared a fourth quarter regular dividend of $0.36 per share payable on December 31, 2018 to stockholders of record as of the close of business on December 17, 2018.

CONFERENCE CALL AND WEBCAST
BlackRock TCP Capital Corp. will host a conference call on Thursday November 8, 2018 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866)

393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 8484977 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2018 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 15, 2018. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 8484977.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,404,434,176 and $1,356,459,251, respectively)	$1,403,613,287	$1,362,514,206
Companies 5% to 25% owned (cost of $105,647,493 and $84,153,698, respectively)	81,525,781	75,635,342
Companies more than 25% owned (cost of $107,944,826 and $106,543,799, respectively)	74,973,816	76,383,155
Total investments (cost of $1,618,026,495 and $1,547,156,748, respectively)	1,560,112,884	1,514,532,703

Cash and cash equivalents (including restricted cash of $0 and $798,108, respectively)	90,282,658	86,625,237
Accrued interest income:
Companies less than 5% owned	21,309,269	18,533,095
Companies 5% to 25% owned	1,126,960	817,984
Companies more than 25% owned	81,032	16,859
Deferred debt issuance costs	4,781,251	3,276,838
Receivable for investments sold	59,006	431,483
Prepaid expenses and other assets	7,456,175	5,188,169
Total assets	1,685,209,235	1,629,422,368

Liabilities
Debt, net of unamortized issuance costs of $7,356,870 and $8,624,072, respectively	764,349,255	725,200,281
Payable for investments purchased	53,040,539	16,474,632
Incentive compensation payable	6,127,983	5,983,135
Interest payable	5,445,306	7,771,537
Payable to the Advisor	1,312,485	800,703
Unrealized depreciation on swaps	—	603,745
Accrued expenses and other liabilities	1,920,132	1,860,209
Total liabilities	832,195,700	758,694,242

Commitments and contingencies

Net assets applicable to common shareholders	$853,013,535	$870,728,126

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,800,001 and 58,847,256 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	$58,800	$58,847
Paid-in capital in excess of par	1,038,172,843	1,038,855,948
Accumulated net investment income	10,937,797	4,443,768
Accumulated net realized losses	(138,209,470)	(139,390,703)
Accumulated net unrealized depreciation	(57,946,435)	(33,239,734)
Net assets applicable to common shareholders	$853,013,535	$870,728,126

Net assets per share	$14.51	$14.80

BlackRock TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Investment income
Interest income:
Companies less than 5% owned	$44,534,087	$38,318,839	$127,316,161	$113,121,497
Companies 5% to 25% owned	604,116	918,345	1,737,510	2,713,699
Companies more than 25% owned	918,146	9,830	2,747,763	1,137,955
PIK income:
Companies less than 5% owned	1,968,566	801,806	5,462,468	3,895,424
Companies 5% to 25% owned	1,151,270	938,367	3,576,948	2,651,854
Companies more than 25% owned	170,938	1,353,910	649,680	3,582,861
Dividend income:
Companies less than 5% owned	—	—	—	16,627
Companies more than 25% owned	59,006	—	105,287	—
Lease income:
Companies more than 25% owned	74,457	74,457	223,370	223,370
Other income:
Companies less than 5% owned	—	841,895	—	1,424,831
Companies 5% to 25% owned	—	31,486	297,356	94,458
Total investment income	49,480,586	43,288,935	142,116,543	128,862,576

Operating expenses
Interest and other debt expenses	10,071,574	8,213,045	29,817,623	23,863,700
Management and advisory fees	6,265,432	5,611,249	18,149,243	15,624,277
Incentive fee	6,127,983	N/A	17,505,818	N/A
Administrative expenses	599,559	597,232	1,794,023	1,730,638
Legal fees, professional fees and due diligence expenses	625,181	288,180	1,639,293	1,127,387
Director fees	212,135	114,098	545,718	422,108
Insurance expense	123,109	111,585	338,027	327,725
Custody fees	95,692	85,035	278,795	244,427
Other operating expenses	847,988	700,780	2,024,732	2,036,376
Total operating expenses	24,968,653	15,721,204	72,093,272	45,376,638

Net investment income	24,511,933	27,567,731	70,023,271	83,485,938

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	1,106,469	(4,663,896)	1,181,233	(11,540,457)
Net realized gain (loss)	1,106,469	(4,663,896)	1,181,233	(11,540,457)

Change in net unrealized appreciation/depreciation	(10,427,026)	(2,772,338)	(24,706,701)	(967,257)
Net realized and unrealized loss	(9,320,557)	(7,436,234)	(23,525,468)	(12,507,714)

Net increase in net assets from operations	15,191,376	20,131,497	46,497,803	70,978,224

Distributions of incentive allocation to the General Partner from:
Net investment income	N/A	(5,513,546)	N/A	(16,697,188)

Net increase in net assets applicable to common shareholders resulting from operations	$15,191,376	$14,617,951	$46,497,803	$54,281,036

Basic and diluted earnings per common share	$0.26	$0.25	$0.79	$0.96

Basic and diluted weighted average common shares outstanding	58,806,049	58,792,204	58,824,514	56,390,954

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC. On August 1, 2018, BlackRock completed the acquisition of Tennenbaum Capital Partners, LLC. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the company's shelf registration statement declared effective on June 15, 2018, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com